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                                                                    EXHIBIT 23.1

              CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS



The Employee Welfare Benefits Plan
Committee of FMC Corporation:


We consent to incorporation by reference in the registration statement (No. 333-62683) on Form S-8 of FMC Corporation of our report dated June 25, 1999, relating to the statements of net assets available for plan benefits of FMC Corporation 401(k) Plan for Employees Covered by a Collective Bargaining Agreement (the Plan) as of December 31, 1998 and December 31, 1997, and the related statements of changes in net assets available for plan benefits for each of the years in the two year period ended December 31, 1998, which report appears in the December 31, 1998 annual report on Form 11-K of FMC Corporation 401(k) Plan for Employees Covered by a Collective Bargaining Agreement for the fiscal year ended December 31, 1998.



                                                  /s/ KPMG LLP


Chicago, Illinois
June 25, 1999